SETTLEMENT AND RELEASE AGREEMENT

                 This settlement and release agreement (the "Settlement Agreement") is made and entered into by and between John King, dba King Ventures ("Releasor") and Turbodyne Technologies, Inc., and its subsidiaries (the "Releasees").

RECITALS

A.
On or about July 2004 Releasee owed to Releasor $163,690.18 for past due rents earned by Releasor, which Releasee could not pay at the time due to a lack of funds. Releasor attempted to evict Releasee for unpaid rent (the Incident), resulting in the payment of delinquent rent in the form of restricted stock.

B.	On or about July 2004 Releasor entered into negotiations with Releasee to pay the monies owed in the form of legended stock.

C.
Releasors and Releasees, without admission of liability or fault in any way by any party, desire to compromise and settle all of the disputes that exist, have existed or may exist in the future, which concern, relate to or arise out of the Incident, all the injuries and damages sustained as a result of the Incident.

                 WHEREFORE, in consideration of the promises and mutual covenants herein, the parties understand and agree as follows:

MUTUAL RELEASE

1.1               In consideration of the payment set forth above in Recital B, Releasors and Releasees hereby completely release and forever discharge each other from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, losses of services, expenses and compensation of any nature whatsoever, whether based in tort, contract or other theory of recovery, which Releasors or Releasees may have, or which may hereafter accrue or otherwise be acquired, on account of, or in any way growing out of the Incident, including, without limitation, any and all known or unknown claims, any injuries or damages to Releasors or Releasees, or any future injuries by Releasors' or Releasees' representatives or heirs in connection with this Incident, which have resulted or may result from the alleged acts or omissions of Releasors or Releasees.

1.2               This release and discharge shall also apply to Releasors'and/or Releasees' past, present and future partners, attorneys, agents, servants, representatives, insurers, suppliers, distributors, dealers, employees, parents, subsidiaries, affiliates, predecessors and successors in interest, and assigns and all other persons, firms or corporations with whom any of said persons or entities have been, are now, or may hereafter be affiliated.

1.3               This release shall be a fully binding and complete settlement between Releasors and Releasees and their respective heirs, assigns and successors.

2.0               Releasors agree that the covenants, releases and assignments contained herein, and the payment pursuant to the Settlement Agreement, are not deemed to be construed as an admission of any liability, whether negligence, breach of contract, or other fault of any kind whatsoever by Releasees, but are to be construed strictly as a compromise and settlement of all disputes between the parties hereto for the purpose of avoiding further controversy, litigation and expense.

3.0               The parties hereto hereby acknowledge and agree that the release set forth in Paragraph 1 of the Settlement Agreement is a general release, and they further expressly waive and assume the risk of any and all claims for damages which exist as of this date, but which Releasors or Releasees do not know or suspect to exist, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect his, her or its decision to enter into the Settlement Agreement. Releasors and Releasees further acknowledge that they have read California Civil Code Section 1542 and waive all rights thereunder, which Section provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor…"

4.0               This agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of California.

King Ventures
By its authorized signatory:

/s/ John King	Date:	9/21/04
John King
President

Turbodyne Technologies, Inc.
By its authorized signatory:

/s/ Andrew Martyn-Smith	Date:	9/14/04
Andrew Martyn-Smith
CEO/CFO